SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                      October 31, 2000

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000







Item 5.  Other Events

On October 31, 2000, a shareholder derivative action was commenced in the United States District Court for the District of Connecticut on behalf of Registrant against all current members of the Board of Directors, former CEO and Board member G. Richard Thoman (collectively, the "Individual Defendants"), and Registrant, as a nominal defendant. Plaintiff claims breach of fiduciary duties and gross mismanagement related to certain of the accounting practices at Registrant's operations in Mexico. The complaint alleges that the Individual Defendants breached their fiduciary duties and mismanaged Registrant's business and assets by, among other things, permitting improper accounting practices to occur at Registrant's Mexican operations, failing to oversee or have in place sufficient controls and procedures to monitor accounting practices, and disseminating or permitting to be disseminated, misleading information to shareholders, the investing public and the public at large. Plaintiff claims that Registrant has suffered unspecified damages and seeks judgment, among other things, removing and replacing the Individual Defendants as directors of Registrant, requiring the Individual Defendants to pay to Registrant unspecified compensatory and punitive damages, and awarding Plaintiff the costs of the action, including attorneys' and other expert fees.

The Individual Defendants deny the wrongdoing alleged in the complaint and intend to vigorously defend the action.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: November 21, 2000